SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

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INTEL CORPORATION

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(Name of Person(s) Filing Proxy Statement, If Other than the Registrant)

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Subject: Intel Corporation Annual Stockholders’ Meeting—Reminder to Vote!

May 8, 2004

The deadlines for voting on the proposals being presented to all Intel stockholders at the Annual Stockholders’ meeting are fast approaching.

If you have not yet voted your Intel shares in the account listed below, please vote as soon as possible by visiting www.computershare.com/us/proxy/intel and follow the instructions. To vote you will need your personal account number and your proxy access number:

Account Number:

Proxy Access Number:

*Total Record Date Shares:

At this year’s annual meeting, the agenda includes the annual election of directors, ratification of our independent auditors, approval of our 2004 Equity Incentive Plan, and consideration of three stockholder proposals, if properly presented at the annual meeting. The Board of Directors recommends that you vote FOR election of the director nominees, FOR ratification of appointment of the independent auditors, FOR approval of the 2004 Equity Incentive Plan and AGAINST the three stockholder proposals. Please refer to the Proxy Statement for detailed information on each of the proposals and the annual meeting.

If you have any questions about submitting your vote or viewing the online versions of the proxy statement and annual report, call Intel Investor Relations at (408) 765-1480.

*This is your share balance as of the Record Date, March 22, 2004

Subject: Vote on Annual Stockholders’ Meeting Proposals Now

May 8, 2004

Vote on Annual Stockholders’ Meeting Proposals Now

Critical voting deadlines: May 14 and May 19, 2004

You have received this message on behalf of Intel Corporation from Computershare Investor Services, Intel’s transfer agent

The deadlines for voting on the proposals being presented to all Intel stockholders at the Annual Stockholders’ meeting are fast approaching. If you have not yet voted your shares in one or more of the following accounts, please vote as soon as possible:

•       Intel Stock plan account at UBS Financial Services Inc.

•       401(k) Savings Plan and Free$tock investments in the Intel Stock Fund through Fidelity (U.S. only)

•       Dividend Reinvestment Plan accounts, and Intel stock registered directly and solely in your name with Computershare (i.e., stock certificates that you hold).

Voting Recommendations

Intel’s Board of Directors recommends that you vote as follows:

✓    FOR: Election of the director nominees.

✓    FOR: Ratification of appointment of the independent auditors.

✓    FOR: Approval of the 2004 Equity Incentive Plan, which, if approved, will replace our two existing stock option plans.

✓    AGAINST: The three stockholder proposals.

Please refer to the 2004 Proxy Statement for detailed information on each of the proposals and the annual meeting.

Visit Proxy Login and follow the instructions to vote. You will need your personal account number and your proxy access number:

Personal account number:

Personal proxy access number:

Total Record Date Shares1:

Critical voting deadlines: May 14 and May 19, 2004

•	If you participate in the Intel Stock Fund through the 401(k) Savings Plan, you must submit your votes by May 14, 2004.

•	The deadline to vote your shares in accounts other than Intel’s 401(k) Savings Plan (U.S. only) is 10:00 A.M. Pacific Time May 19, 2004.

As a reminder, all stockholders—including Intel employees who own shares of stock—are asked to vote on six proposals, including approval of the 2004 Equity Incentive Plan, which, if approved, will replace our two existing stock option plans. Please visit http://circuit.intel.com/wizard/news/bdhm/annualmeeting14ap_ci.htm to review the voting recommendations provided by Intel’s Board of Directors.

Questions?

If you have any questions about submitting your vote or viewing the online versions of the 2004 Proxy Statement and 2003 Annual Report, email Electronic Delivery or call Intel Investor Relations at (iNet) 765-1480 (408) 765-1480. If you have questions regarding Intel shares held in stock accounts other than those in the bulleted list above (i.e., brokerage accounts at firms other than UBS Financial Services Inc., Individual Retirement Accounts, and trust accounts), please contact your broker.

1	This is your share balance as of the Record Date, March 22, 2004